SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MANHATTAN ASSOCIATES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MANHATTAN ASSOCIATES, INC.

2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(770) 955-7070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Friday, May 20, 2005 (the “Annual Meeting”), to consider and act upon:

1.	the election of three directors to the Company’s Board of Directors;

2.	a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ David K. Dabbiere

David K. Dabbiere
Secretary

April 21, 2005
Atlanta, Georgia

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS
COMMUNICATION WITH DIRECTORS
FORM 10-K EXHIBITS
OTHER MATTERS

MANHATTAN ASSOCIATES, INC.

2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339

Proxy Statement

Annual Meeting of Shareholders
To Be Held May 20, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

Shareholders Meeting

     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “our” or “we”), for use at the Annual Meeting of Shareholders to be held on Friday, May 20, 2005, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 21, 2005, to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2005, the Company had outstanding and entitled to vote 29,591,574 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a shareholder to vote upon each of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement, including a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying Proxy also provides a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to such proposals will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.

Proxies

     When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of the ratification of the appointment of our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock that, as of March 31, 2005, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as defined on page 9 herein), by all directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Peter F. Sinisgalli (2)	110,000	*
Steven R. Norton (3)	—	—
Jeffry W. Baum (4)	165,358	*
Jeffrey S. Mitchell (5)	185,420	*
John J. Huntz, Jr. (6)	100,594	*
Richard M. Haddrill (7)	827,083	2.80%
Brian J. Cassidy (8)	244,156	*
Paul R. Goodwin (9)	48,156	*
Thomas E. Noonan (10)	82,156	*
Deepak Raghavan (11)	319,188	1.08
Brown Capital Management, Inc. (12)	2,513,485	8.36
Capital Research and Management Company (13)	2,050,000	6.80
Goldman Sachs Asset Management, L.P. (14)	2,508,610	8.30
Jennison Associates LLC (15)	1,851,632	6.16
Prudential Financial, Inc. (16)	1,911,112	6.40
All executive officers and directors as a group (10 persons) (17)	2,082,111	7.04%

*	Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 29,591,574 shares outstanding as of March 31, 2005 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following March 31, 2005 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Suite 700, Atlanta, GA 30339.

(2)	Includes 100,000 shares issuable pursuant to Presently Exercisable Options.

(3)	Mr. Norton became Senior Vice President and Chief Financial Officer in February 2005. Includes zero shares issuable pursuant to Presently Exercisable Options.

(4)	Includes 88,999 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 179,001 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 96,797 shares issuable pursuant to Presently Exercisable Options.

(7)	Includes 820,000 shares issuable pursuant to Presently Exercisable Options.

(8)	Includes 216,078 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 46,078 shares issuable pursuant to Presently Exercisable Options.

(10)	Includes 81,078 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 146,793 shares held by a limited partnership controlled by Mr. Raghavan, the 99% limited partnership interest of which is owned by a trust for the benefit of his descendants, 6,000 shares held by Mr. Raghavan for the benefit of his minor child, 413 shares held by Mr. Raghavan’s wife, and 3,826 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 61,078 shares issuable pursuant to Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust, the shares held for the benefit of his child, the shares held by his wife, and the shares held by the trust controlled by his wife.

(12)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on December 31, 2004, by Brown Capital Management, Inc., an investment advisor. Includes 2,513,485 shares of Common Stock owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown Capital Management, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(13)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Capital Research and Management Company, an investment advisor. Capital Research and Management Company reports that it beneficially owns 2,050,000 shares of common stock, of which it has no sole or shared voting power and the sole power to dispose or to direct the disposition of 2,050,000 shares. Capital Research and Management Company disclaims beneficial ownership of any of the securities. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(14)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by Goldman Sachs Asset Management, L.P., an investment advisor. Goldman Sachs Asset Management, L.P. reports that it beneficially owns an aggregate of 2,508,610 shares of common stock, 1,273,662 shares of which it has sole voting power, 1,100,648 shares of which it has shared voting power and shared dispositive power and 1,407,962 shares of which it has sole dispositive power. These shares are owned by various investment advisory clients of Goldman Sachs Asset Management, L.P., which disclaims beneficial ownership of any securities managed on its behalf by third parties. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(15)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by Jennison Associates LLC, an investment advisor. Jennison Associates LLC reports that it beneficially owns an aggregate of 1,851,632 shares of common stock, of which it has the sole power to dispose or direct the disposition of 1,546,332 shares and shared power to direct or dispose the disposition of 1,851,632 shares. Jennison Associates LLC disclaims beneficial ownership of the securities held by its managed portfolio companies. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017.

(16)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Prudential Financial, Inc. Prudential Financial, Inc. reports that it beneficially owns an aggregate of 1,911,112 shares of common stock, 188,100 of which shares it has sole voting power and sole dispositive power and 1,723,012 shares of which it has shared voting power and shared dispositive power. Prudential Financial, Inc. disclaims beneficial ownership of any securities managed for its benefit or the benefit of its clients. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102.

(17)	Includes 10,000 shares held by Mr. Sinisgalli; 76,359 shares held by Mr. Baum; 6,419 shares held by Mr. Mitchell; 3,797 shares held by Mr. Huntz; 7,083 shares held by Mr. Haddrill; 28,078 shares held by Mr. Cassidy; 2,078 shares held by Mr. Goodwin; 1,078 shares held by Mr. Noonan; 101,078 shares held by Mr. Raghavan; 146,793 shares held by a limited partnership controlled by Mr. Raghavan; 6,000 shares held by Mr. Raghavan’s child, who is a minor; 413 shares held by Mr. Raghavan’s wife; 3,826 shares held by a trust controlled by Mr. Raghavan’s wife; and 1,689,109 shares issuable pursuant to Presently Exercisable Options.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

     At the Annual Meeting, three directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Goodwin and Cassidy), two Class II directors (Messrs. Haddrill and Raghavan) and three Class III directors (Messrs. Huntz, Noonan and Sinisgalli). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2008, 2006 and 2007 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.

     The Board of Directors has adopted a policy statement that provides as follows: “[i]t is the policy of Manhattan Associates, Inc., in order to ensure full representation of the Company’s shareholders on the Board of Directors and to enhance the Company’s access to talented managerial advisors, that no non-employee director of the Company shall serve as a director for more than eight consecutive years and that each non-employee director when first elected to the Board of Directors (including after a period of non-service) shall serve only until the next annual meeting of shareholders, unless nominated by the Board of Directors prior to such meeting to be included in the Company’s staggered board in a manner determined by the Board of Directors.”

     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

Nominees

Nominees to Serve as Class I Directors (Term Expires in 2008)

     The name and age, principal occupation or employment, and other data regarding each nominee to serve as a Class I director, based on information received from the respective nominees, are set forth below:

     Brian J. Cassidy, age 59, has served as a member of our Board of Directors since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.

     Paul R. Goodwin, age 62, has served as a member of our Board of Directors since April 2003. Mr. Goodwin is currently employed as a consultant to CSX Corporation, which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation from April 2000 until June 2003 when he retired. From April 1995 until April 2000, Mr. Goodwin served as Executive Vice President - Finance and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with the company, including executive vice president and chief financial officer, senior vice president finance and planning, and executive vice president of finance and administration. Mr. Goodwin serves on the board of directors for the National Railroad Retirement Investment Trust, Horizon Lines LLC and Savannah Harbor Holdings LLC.

Nominee to Serve as Class III Director (Term Expires in 2007)

     In July 2004, Richard M. Haddrill resigned his position as our Chief Executive Officer and became Vice Chairman of the Board. Also in July 2004, the Board of Directors elected Peter F. Sinisgalli to serve as our President, Chief Executive Officer, and as a new member of the Board of Directors. The Board of Directors nominated Mr. Sinisgalli to serve as a Class III director. The name, age and principal occupation, and other data regarding this nominee, based on information received from the nominee, is set forth below:

     Peter F. Sinisgalli, age 49, has served as our President and Chief Executive Officer and a member of our Board of Directors since July 1, 2004. Mr. Sinisgalli joined the Company in March 2004 as President and Chief Operating Officer, and assumed the role of Chief Executive Officer in July 2004. From April 2003 until February 2004, Mr. Sinisgalli served as President and Chief Executive Officer of NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce. From November 1996 until January 2003, Mr. Sinisgalli served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services. Mr. Sinisgalli also serves on the board of directors of Witness Systems, Inc., a global provider of performance optimization software and services.

Current Directors

     The members of the Board of Directors continuing in office as Class II directors, elected to serve until the 2006 Annual Meeting, are as follows:

     Richard M. Haddrill, age 51, has served as the Vice Chairman of our Board of Directors since July 2004 and been a member of the Board of Directors since October 1999. Mr. Haddrill served as our Chief Executive Officer from April 2004 to July 2004 and served as President and Chief Executive Officer from October 1999 to April 2004. Mr. Haddrill is currently the President and Chief Executive Officer of Alliance Gaming Inc., a publicly traded company supplying technology to the gaming industry and has been on the board of directors of that company since April 2003. Mr. Haddrill previously worked for Powerhouse Technologies, Inc., a technology, services and gaming company where he served as Executive Vice President from December 1994 until September 1996 and as President, Chief Executive Officer and a member of the board of directors from September 1996 until June 1999, when Powerhouse was acquired by Anchor Gaming, which was acquired by International Game Technology in 2001. Mr. Haddrill also served as a consultant and member of the board of directors of Anchor Gaming from June 1999 until October 1999. Prior to Powerhouse, Mr. Haddrill served as the President of international subsidiaries for Knowledgeware, Inc. and as a Partner and Managing Partner of the accounting firm of Ernst & Young LLP. Mr. Haddrill also serves on the board of directors of OutlookSoft, Inc., a privately held business performance management software company.

     Deepak Raghavan, age 38, has served as a member of our Board of Directors since August 1998. Mr. Raghavan served as our Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Since January 2003, Mr. Raghavan has been enrolled as a full-time Graduate Student with the Department of Physics and Astronomy at Georgia State University, Atlanta, Georgia.

     The members of the Board of Directors continuing in office as Class III directors, elected to serve until the 2007 Annual Meeting, are as follows:

     John J. Huntz, Jr., age 54, has served as Chairman of our Board of Directors since April 2003 and has served as a member of our Board of Directors since January 1999. Mr. Huntz has served as Managing Director of Fuqua Ventures, LLC, a private equity investment firm since, March 1998. Mr. Huntz served as Executive Vice

President and Chief Operating Officer of Fuqua Enterprises, Inc., a company that manufactures health-care products, from August 1995 until March 1998 and as its Senior Vice President from March 1994 until August 1995. From September 1989 until January 1994, Mr. Huntz served as the Managing Partner of Noble Ventures International, Inc., a private international investment company. From 1984 until 1989, Mr. Huntz served as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, Mr. Huntz was with Harrison Capital, Inc., a venture capital investment subsidiary of Texaco, Inc. Mr. Huntz founded and serves as President of the Atlanta Venture Forum, a risk capital network, and is a board member of the National Venture Capital Association. Mr. Huntz serves as a director of several of the portfolio companies of Fuqua Ventures, LLC. Mr. Huntz is also a member of the Securities and Exchange Commission Executive Committee on Small Business Capital Formation.

     Thomas E. Noonan, age 44, has served as a member of our Board of Directors since January 1999. Mr. Noonan has served as the President and member of the board of directors of Internet Security Systems, Inc., a provider of network security monitoring, detection and response software, since August 1995, and as its Chief Executive Officer and Chairman of the board of directors since November 1996. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until August 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.

Executive Officers

     In addition to Peter F. Sinisgalli, the following individuals serve as our executive officers as of April 15, 2005:

     Steven R. Norton, age 43, has served as our Senior Vice President and Chief Financial Officer since joining the Company in February 2005. Mr. Norton served as the Executive Vice President and Chief Financial Officer for Concurrent Computer Corporation, a publicly traded technology company that offers video-on-demand and real-time computer processing services, from October 1999 to January 2005. From March 1996 to April 1999, Mr. Norton served as Vice President of Finance and Administration for LHS Group, Inc., a provider of billing and customer care software and implementation services to wireless communications service providers. Prior to that, Mr. Norton served as an Audit Senior Manager for Ernst & Young LLP and KPMG LLP, public accounting firms.

     Jeffrey S. Mitchell, age 37, has served as our Executive Vice President, Americas Operations since January 2005. Previously, Mr. Mitchell served as our Executive Vice President - Americas Sales and Marketing, from January 2004 to January 2005. From April 1997 to January 2004, Mr. Mitchell held various sales management roles with Manhattan Associates. From April 1995 until April 1997, Mr. Mitchell was a sales representative for The Summit Group, now a part of CIBER Enterprise Solutions, a provider of supply chain and ERP services. From May 1991 until April 1995, Mr. Mitchell served in various aspects of account management in the employer services division of Automatic Data Processing, Inc., providing outsource payroll and human resources solutions.

     Jeffry W. Baum, age 42, has served as our Senior Vice President, International Operations since January 2000. From February 1998 until January 2000, Mr. Baum served as our Vice President - International Business Development. From January 1997 until February 1998, Mr. Baum served as Vice President - Sales and Marketing of Haushahn Systems & Engineers, a warehouse management systems and material handling automation provider that is now known as Provia Software. From March 1992 until December 1996, Mr. Baum served as Senior Account Manager at Haushahn. Prior to that, Mr. Baum served in a variety of business development, account management and marketing positions with Logisticon, Inc. and Hewlett-Packard Company.

Board of Directors Meetings, Committees and Compensation

     The Board of Directors currently consists of seven members, four of whom (Messrs. Huntz, Cassidy, Goodwin and Noonan) have been determined by the Board of Directors to be “independent” as that term is defined under the corporate governance rules of The Nasdaq Stock Market, Inc. In compliance with the NASDAQ corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management.

     During the fiscal year ended December 31, 2004, the Board of Directors held eight meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. Because we schedule our spring Board meeting in conjunction with the annual meeting of shareholders, our Directors are invited to the annual meeting of shareholders, and two Directors attended our 2004 annual meeting.

     The non-employee Chairman of the Board of Directors receives an annual retainer of $150,000, payable on the first business day of each quarter. Non-employee members of the Board of Directors receive an annual retainer of $35,000 payable on the first business day of each quarter. All non-employee members of the Board of Directors received $1,500 for each board meeting attended in 2004 and $1,500 for each committee meeting held independently of a board meeting. In 2004, we granted to each non-employee director stock options to purchase 5,000 shares of Common Stock at the beginning of each quarter during which they served as a director. All of these options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable immediately and have a term of ten years. Any non-employee director who joins the Board of Directors in the future will be entitled to a one time grant of $30,000 of restricted stock, vesting in equal installments over the remainder of the director’s initial elected term.

     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. Three of these committees were in place in 2004 and include the Audit Committee, the Compensation Committee and the Nomination and Governance Committee. Prior to forming the Nomination and Governance Committee, we had no standing nominating or other committee performing similar functions, and the Board of Directors as a whole acted as a nominating committee to select nominees for election as directors. Charters for the Audit Committee, Compensation Committee and Nomination and Governance Committee can be found in the Investor Relations section of our web site at www.manh.com.

     Audit Committee. During 2004, the Audit Committee consisted of Messrs. Huntz, Goodwin and Noonan. Mr. Huntz serves as Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a NASDAQ-traded company, as well as the Audit Committee independence standards established by the Securities and Exchange Commission. Further, the Board has determined that Messrs. Huntz, Goodwin and Noonan are “audit committee financial experts,” as defined by the rules of the Commission. The Audit Committee recommends the selection of our independent registered public accounting firm, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. The Audit Committee also reviews and discusses with management and the independent auditors various topics and events that may have significant financial impact on the Company, and reviews and discusses with management major financial risk exposure and steps management has taken to monitor and control such exposure. Additionally, the Audit Committee reviews the adequacy and effectiveness of our internal controls, internal audit procedures, and disclosure controls and procedures, and management reports thereon. The Chairman of the Audit Committee is to be contacted by the Chief Financial Officer or the independent registered public accounting firm to review items of a sensitive nature that can impact the accuracy of financial reporting, and to discuss significant issues relative to overall Board responsibility that have been communicated to management, but may warrant follow up to the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee met four times.

     Compensation Committee. During 2004, the Compensation Committee consisted of Messrs. Noonan, Huntz and Cassidy. Mr. Noonan serves as Chairman of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the NASDAQ corporate governance rules. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and establishes the terms and conditions of all stock options granted under these plans. During the fiscal year ended December 31, 2004, the Compensation Committee met five times.

     Nomination and Governance Committee. Established on July 17, 2003, our Nomination and Governance Committee (the “Nominating Committee”) consists of Messrs. Goodwin, Cassidy and Huntz. Mr. Goodwin serves as Chairman of the Nominating Committee. The Nominating Committee is appointed by the Board of Directors to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend that the Board select a slate of director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation, Bylaws and Georgia law; to recommend directors for appointment to each Board committee; to review the performance of the Board and its committees and make appropriate recommendations; and to oversee our corporate governance guidelines and periodically re-evaluate such corporate governance guidelines for the purpose of suggesting changes if appropriate.

     As appropriate, the Nominating Committee actively seeks, interviews and evaluates individuals qualified to become Board members for recommendation to the Board of Directors, has the power to hire legal, accounting, financial or other advisors as it may deem necessary in its judgment, has the sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. In addition, the Nominating Committee periodically reviews the independence of each director, as such term is interpreted under the applicable provisions of the Securities Exchange Act of 1934 and the applicable rules of The Nasdaq National Market, periodically reviews and assesses the performance of the Board and its committees and reports such assessment, including any recommendations for proposed changes, to the Board, periodically reviews and reassesses the adequacy of our corporate governance guidelines and recommends any proposed changes to the Board, periodically makes reports to the Board regarding the committee’s evaluation of the Board members, its committees and members thereof and the corporate governance guidelines, and periodically reviews and reassesses the adequacy of the Nominating Committee Charter and recommends any proposed changes to the Board of Directors. During the fiscal year ended December 31, 2004, the Nominating Committee met once.

     In accordance with the provisions of our Articles of Incorporation and Bylaws, shareholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee (reflecting the disclosure requirements of the SEC’s proxy rules concerning nominees for directorships) no less than 90 days and no more than 120 days in advance of the first anniversary of the prior year’s annual meeting. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by shareholders. The Nominating Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate director candidates for the Board.

Code of Ethics

     Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the Code of Business Conduct and Ethics policy in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our web site as necessary.

Executive Compensation

     Summary Compensation Table. The following table sets forth, for the three years ended December 31, 2004, the total compensation paid to or accrued for the current and prior Chief Executive Officer and the other Executive Officers as defined under the rules of the Securities and Exchange Commission with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”).

					Long Term
					Compensation
	Annual Compensation				Awards
						Number of
				Other	Restricted	Securities	All
				Annual	Stock	Underlying	Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)	Awards	Options	Compensation (2)
Peter F. Sinisgalli (3)	2004	$277,084	$—	—	10,000	400,000	—
President, Chief Executive Officer and Director

Richard M. Haddrill (4)	2004	210,006	271,275	—	—	10,000	—
Vice Chairman	2003	357,305	471,810	—	—	—	—
	2002	337,080	792,318	—	—	300,000	—

Jeffry W. Baum	2004	183,750	86,700	—	—	—	—
Senior Vice President,	2003	170,000	125,310	—	—	39,000	—
International Operations	2002	160,000	96,000	—	—	44,000	—

Pervinder Johar	2004	202,253	57,500	—	1,028	20,000	—
Senior Vice President and	2003	194,667	34,000	—	—	39,000	—
Chief Technology Officer	2002	—	—	—	—	—	—

Jeffrey S. Mitchell	2004	250,000	190,000	—	3,630	—	—
Executive Vice President-	2003	190,000	199,160	—	—	125,000	—
Americas Operations	2002	162,500	186,715	—	—	101,000	—

Ramesh Srinivasan (5)	2004	250,000	96,901	—	—	—	—
Former Executive Vice President-	2003	175,000	76,420	—	—	125,000	—
Warehouse Management Systems	2002	160,000	84,500	—	—	61,000	—

(1)	Bonuses represent amounts earned in the applicable year, regardless of whether such bonuses were paid prior to the end of such year.

(2)	In accordance with the rules of the Securities and Exchange Commission other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3)	Mr. Sinisgalli joined the Company in February 2004 as President and Chief Operating Officer. In July 2004, Mr. Sinisgalli became President, Chief Executive Officer and a member of the Board of Directors. Mr. Sinisgalli voluntarily waived the performance-related bonus he was entitled to receive pursuant to the terms of his employment agreement during 2004.

(4)	Mr. Haddrill resigned as President in April 2004 and as Chief Executive Officer of the Company in June 2004. Mr. Haddrill became Vice Chairman of the Board of Directors on July 1, 2004.

(5)	Mr. Srinivasan resigned as Executive Vice President-Warehouse Management Systems in March 2005.

Option Grants in Last Fiscal Year

     The following table sets forth all individual grants of stock options during the year ended December 31, 2004 to each of the Named Executive Officers:

	Individual Grants
	Number of	Percent of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to	Exercise or		Annual Rates of Stock
	Options	Employees in	Base Price	Expiration	Price Appreciation
Name	Granted	Fiscal Year	Per Share	Date	for Option Term (1)
					5%	10%
Peter F. Sinisgalli	400,000	20.6%	$27.95	3/16/14	$7,031,042	$17,818,041
Richard M. Haddrill	5,000	0.3	30.88	7/01/14	97,101	246,074
	5,000	0.3	24.42	10/01/14	76,788	194,596
Jeffry W. Baum	—	—	—	—	—	—
Pervinder Johar	20,000	1.0	25.80	7/20/14	324,510	822,371
Jeffrey S. Mitchell	—	—	—	—	—	—
Ramesh Srinivasan	—	—	—	—	—	—

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended December 31, 2004 and the value of the outstanding options held by the Named Executive Officers at December 31, 2004:

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money Options
Name	on Exercise	Realized (1)	Options at Fiscal Year End		at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter F. Sinisgalli	—	—	75,000	325,000	$—	$—
Richard M. Haddrill	—	—	660,000	150,000	897,000	897,000
Jeffry W. Baum	—	—	81,499	44,500	155,090	50,100
Pervinder Johar	—	—	16,167	42,833	11,158	19,672
Jeffrey S. Mitchell	—	—	163,167	133,833	391,975	193,900
Ramesh Srinivasan	7,749	$61,561	96,252	114,250	14,221	109,870

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the net amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale, as well as federal and state income taxes and other expenses of option exercises and sales of stock.

(2)	Based on the fair market value of the Common Stock as of December 31, 2004 of $23.88 per share as reported on The Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

     Mr. Sinisgalli is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $350,000 (prorated for any year of partial service) and a performance-related bonus targeted at $450,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Sinisgalli may be increased annually at the discretion of the Board of Directors, in regard to salary, and the Compensation Committee, in regard to bonuses. In 2005, the Company intends to pay Mr. Sinisgalli a base salary of $350,000 and a target performance-related bonus of $500,000. Mr. Sinisgalli also received a stock option to purchase 400,000 shares of Common Stock that vests in 16 quarterly installments beginning June 30, 2004 and a grant of 10,000 shares of restricted Common Stock that vests in four equal annual installments beginning March 30, 2005. Mr. Sinisgalli is also entitled to receive a stock option to purchase an additional 100,000 shares of Common Stock on January 1 of each year beginning in 2005 provided he is still employed as our President and Chief Executive Officer. Any such stock option will vest in 16 equal quarterly installments beginning on June 30 of the year of the grant. All of the stock options and restricted stock will vest upon a change in control of the Company. Under the agreement, Mr. Sinisgalli has also agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Sinisgalli has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of his employment other than for cause or at the expiration of the agreement’s term, Mr. Sinisgalli is eligible to receive eighteen months of his then current base salary and will have 90 days in which to exercise his vested stock options.

     Mr. Norton is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $255,000, with a performance-related bonus targeted at $178,500 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Norton may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In addition, Mr. Norton also received a stock option grant to purchase 175,000 shares of Common Stock that vests in four equal annual installments beginning January 24, 2006. All of Mr. Norton’s options will vest upon a change in control of the Company. Under the employment agreement, Mr. Norton has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, under the employment agreement and a related Severance and Non-Competition Agreement (the “Severance Agreement”), Mr. Norton has agreed not to solicit the Company’s customers for a period of one year following any termination. Under the Severance Agreement, Mr. Norton is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 90 days in which to exercise his vested stock options.

     Mr. Baum is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $150,000, with a performance-related bonus targeted at $200,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Baum may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2005, the Company intends to pay Mr. Baum a base salary of $210,000 and a target performance-related bonus of $260,000. In addition, Mr. Baum received stock option grants under the agreement totaling 240,000 shares of Common Stock. Under the agreement, Mr. Baum has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Baum has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination, Mr. Baum is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.

     Mr. Mitchell is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $250,000, with a performance-related bonus targeted at $390,000 per year based on specific objective and subjective criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Mitchell may be increased annually at the discretion of the Chief Executive Officer, President or the Board of Directors, in regard to salary, and at the sole discretion of the Company, in regard to bonuses. In 2005, the Company intends to pay Mr. Mitchell a base salary of $275,000 and a target performance-related bonus of $400,000. In addition, Mr. Mitchell received a one time bonus of $100,000 payable in April 2004 and an additional bonus of $90,000 payable on April 21, 2006. Mr. Mitchell also received stock option grants under the agreement totaling 260,000 shares of Common Stock and a grant of 3,630 shares of restricted Common Stock that vests in three equal annual installments beginning January 1, 2005. Under the agreement, Mr. Mitchell has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Mitchell has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment, Mr. Mitchell is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.

Stock Option Plans

     The following table provides information regarding the Company’s equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future
	of outstanding options,	outstanding options,	issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	7,382,512	$24.19	111,755

Equity compensation plans not approved by security holders	—	—	—

Total	7,382,512	$24.19	111,755

     Manhattan Associates, LLC Option Plan. The Manhattan Associates, LLC Option Plan (the “LLC Option Plan”) became effective on January 1, 1997. The aggregate number of shares reserved for issuance under the LLC Option Plan was 5,000,000 shares. The purpose of the LLC Option Plan was to provide incentives for key employees, officers, consultants and directors to promote the success of the Company and to enhance the Company’s ability to attract and retain the services of such persons. Options granted under the LLC Option Plan were not options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Since February 28, 1998, no additional options could be granted pursuant to the LLC Option Plan.

     As of March 31, 2005, there were outstanding options to purchase 352,576 shares of Common Stock under the LLC Option Plan at a weighted average exercise price of $4.11 per share.

     Stock Incentive Plan. The Manhattan Associates, Inc. 1998 Stock Incentive Plan (the “Stock Incentive Plan”) was adopted by the Board of Directors and approved by the Company’s shareholders in February 1998. As amended to date, up to 14,962,257 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events), less the number of shares issued under the LLC Option Plan, may be issued pursuant to stock options and other stock incentives granted under the Stock Incentive Plan. The number of shares available for issuance under the Stock Incentive Plan is automatically adjusted, without shareholder approval, on the first day of each fiscal year, by a number of shares such that the total number of shares reserved for issuance under the Stock Incentive Plan equals the sum of (i) the aggregate number of shares previously issued under the Stock Incentive Plan and the LLC Option Plan; (ii) the aggregate number of shares subject to then outstanding stock incentives granted under the Stock Incentive Plan and the LLC Option Plan; and (iii) 5% of the number of shares of Common Stock outstanding on the last day of the preceding fiscal year. However, no more than 1,000,000 of the shares available for grant each year shall be available for issuance pursuant to incentive stock options, and no more than 10,000,000 shares resulting from such automatic adjustments may ever be issued during the term of the Stock Incentive Plan. On January 1, 2005, the number of shares of Common Stock available for issuance under the Plan automatically increased 1,359,172 shares to 14,962,257 shares pursuant to this provision. As of March 31, 2005, there were outstanding options or other stock incentives to acquire 7,682,656 shares of Common Stock under the Stock Incentive Plan at a weighted average exercise price of $25.07 per share.

     The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and stock appreciation rights (“SARs”, and, together with the other options and incentives, “Awards”). Officers, employees, directors, advisors and consultants of the Company and its subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under present law, however, incentive stock options may be granted only to employees. The granting of Awards under the Stock Incentive Plan is discretionary. The Company will be required to recognize compensation expense over the vesting period of any SARs granted.

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the Company’s voting power). The Stock Incentive Plan permits the payment of the exercise price of options to be in the form of cash, or if the individual option agreement so provides, by surrender to the Company of shares of Common Stock or by a cashless exercise through a brokerage transaction.

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan generally and to interpret the provisions thereof. The Committee may amend, modify or terminate any outstanding Award and with respect to new Awards will determine:

•	the number of shares of Common Stock covered by options, restricted stock awards or SARs and the dates upon which such options or SARs become exercisable;

•	the exercise price of options and SARs and the purchase price, if any, of restricted stock;

•	the duration of options and SARs; and

•	the conditions and duration of restrictions on restricted stock.

     No Award may be made under the Stock Incentive Plan after February 2008, but Awards previously granted may extend beyond that time. The Board of Directors may at any time terminate the Stock Incentive Plan. Any such termination will not affect outstanding options, restricted stock or SARs.

     Other Options. In addition to options issued under the LLC Option Plan and the Stock Incentive Plan, as of March 31, 2005, there were outstanding options to purchase an aggregate of 58,458 shares of Common Stock to employees outside of the LLC Option Plan and the Stock Incentive Plan at a weighted average exercise price of $0.56 per share.

Limitation of Liability and Indemnification of Officers and Directors

     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:

•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.

The Company has entered into indemnification agreements with certain executive officers and directors providing indemnification similar to that provided in the Bylaws.

Compensation Committee Interlocks and Insider Participation

     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2004: Thomas E. Noonan (Chairman), John J. Huntz, Jr. and Brian J. Cassidy. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the Securities and Exchange Commission. Directors, executive officers and persons owning beneficially more than 10% of the Common Stock are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2004, except as reported in the Proxy Statement for the 2004 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2004 compensation was determined for the executive officers of the Company, with particular detail given to the 2004 compensation for the Company’s Chairman of the Board and Chief Executive Officer.

Compensation of Executive Officers Generally

     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of three non-employee directors: Messrs. Noonan (Chairman), Huntz and Cassidy. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

     Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the

Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities.

     Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded based on a combination of the Company achieving certain corporate performance objectives and individual goals for each respective executive officer.

     Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder’s return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2004, options to purchase an aggregate 430,000 shares of Common Stock were granted to the Company’s Named Executive Officers.

     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. In 1995, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the “Plan”) covering all of the Company’s eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 60% of their annual compensation subject to a statutory maximum of $14,000. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

Compensation of the Chief Executive Officer

     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance. During 2004, Richard M. Haddrill served as the Company’s Chief Executive Officer until June 30, 2004. On July 1, 2004, Peter F. Sinisgalli became the Company’s Chief Executive Officer.

     For the fiscal year ending December 31, 2004, Mr. Haddrill’s compensation for the six months he served as Chief Executive Officer included a salary of $210,006 and a bonus of $271,275 based on certain financial criteria of the Company. The Committee believes the compensation paid to Mr. Haddrill was reasonable.

     For the fiscal year ending December 31, 2004, Mr. Sinisgalli’s compensation for the six months he served as Chief Executive Officer included a salary of $277,084. Mr. Sinisgalli voluntarily waived the performance-related bonus that he was entitled to receive pursuant to his employment agreement during 2004. The Committee believes the compensation paid to Mr. Sinisgalli was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Committee

Thomas E. Noonan, Chairman
John J. Huntz, Jr.
Brian J. Cassidy

STOCK PERFORMANCE GRAPH

     The following line-graph provides a comparison of the cumulative total shareholder return on the Common Stock for the period from December 31, 1999 through December 31, 2004, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the Index for Nasdaq Listed Supply Chain Solution Provider Stocks (the “Peer Group”). The graph assumes that $100 was invested on December 31, 1999 in the Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

     The Stock Performance Graph shall not be deemed incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

     During 2004, the Company purchased software and services for approximately $63,000 from Internet Security Systems, Inc., whose President, Chief Executive Officer and Chairman of the Board is Thomas E. Noonan, a member of our Board of Directors. In the opinion of management, the rates, terms and consideration of the transaction approximated those with unrelated parties.

     During 2004, the Company purchased hardware of approximately $200,000 from Alien Technology Corp., a provider of ultra-low cost radio frequency identification (RFID) tags and hardware, a party in which the Company made a $2 million investment during 2003. The investment represents approximately a 1.5% ownership in the privately held corporation. In the opinion of management, the rates, terms and consideration of the transaction approximated those with unrelated parties.

AUDIT COMMITTEE REPORT

     The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent auditor. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent auditors is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent auditor.

     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Goodwin and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market, Inc. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by both the Audit Committee and the full Board on June 30, 2000. The complete text of the Audit Committee Charter was filed as Annex A to our Proxy Statement for the 2004 Annual Meeting of Shareholders and is available in its current form on our website at www.manh.com.

     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     During 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, which it made using the criteria set forth by the Committee Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2004.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Committee

John J. Huntz, Jr., Chairman
Paul R. Goodwin
Thomas E. Noonan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     In February 2005, the Board of Directors appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to the submission and approval of a budget for audit and audit related fees for services to be rendered for our 2005 fiscal year. The appointment of Ernst & Young LLP was recommended to the Board by its Audit Committee. The Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

     The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years:

	2004	2003
Audit Fees (1)	$759,958	$292,000
Audit Related Fees (2)	—	480,000
Tax Fees (3)	247,872	210,000
All Other Fees (4)	—	—

TOTAL FEES	$1,007,830	$982,000

(1)	Audit fees consisted of charges associated with the annual audit and the audit of internal control over financial reporting in 2004, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Audit-related fees principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions and other attest services.

(3)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.

(4)	All other fees include charges for products and/or services other than those described above.

     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2006 Annual Meeting of Shareholders must be received by the Company no later than December 22, 2005 if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2006 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.

COMMUNICATION WITH DIRECTORS

     We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.

FORM 10-K EXHIBITS

     We have included with this Proxy Statement a copy of our Form 10-K which is part of our Annual Report for the fiscal year ending December 31, 2004, including the financial statements, schedules and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ David K. Dabbiere

David K. Dabbiere Secretary

Manhattan Associates, Inc.
2300 Windy Ridge Parkway
Suite 700
Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Peter F. Sinisgalli and David K. Dabbiere, Esq., and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2005, at the annual meeting of Shareholders to be held on May 20, 2005 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

      Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)

(Continue on reverse side)

     The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

I PLAN TO ATTEND MEETING ☐

The Board of Directors Recommends a vote “FOR all nominees” in Proposal 1 and “FOR” Proposal 2.

PROPOSAL 1 — Election of the following Nominees as Directors:    NOMINEES: Brian J. Cassidy    Paul R. Goodwin    Peter F. Sinisgalli

☐ FOR all Nominees listed at right (except as marked to the contrary)	(INSTRUCTION: To withhold authority to vote any individual

☐ WITHHELD for all Nominees listed at right	nominee, strike a line through the nominee’s name above.)

PROPOSAL 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Date

Signature

Signature if held jointly

Please mark, date and sign as your name appears above and return in the enclosed envelope.